UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM 8-K

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report:  May 13, 2002

                     Barrington Foods International, Inc.
          ------------------------------------------------------
          (Exact Name Of Registrant As Specified In Its Charter)

          Nevada                      000-25523                33-0843633
------------------------      ------------------------    -------------------
(State Of Incorporation)      (Commission File Number)    (IRS Identification
                                                           No.)

             3960 Howard Hughes Parkway, Las Vegas, NV  89109
           -----------------------------------------------------
           (Address Of Registrant's Principal Executive Offices)

                             (702) 990-3623
        ----------------------------------------------------
        (Registrant's Telephone Number, Including Area Code)

Item 5.  Other Events and Regulation FD Disclosure.

The following items are hereby listed to bring the Companies disclosures current:

On December 5, 2001, the company changed its name to Barrington Food International, Inc.

On December 5, 2001, the Articles of Incorporation of the Company were amended to add Class A, B, C, and D preferred stock. The terms of such shares can be seen in the Articles attached as Exhibit 1.

On December 1, 2001, Kelly Charles was appointed to the Board of Directors to fill an outstanding vacancy. Mr. Charles was appointed by the Board of Directors to fill the positions of Secretary and Treasurer of the Company.

On January 5, 2002, Mark Haverly, was issued 140,000 shares of $5.00 per share per value Preferred Class B stock.

Also on January 5, 2002, IB200 was issued 34,550 shares of Class A Preferred Stock and Rendal Williams will be issued 65,550 shares of Class A Preferred Stock.

On January 10, 2002, Sheldon Rosenburg was appointed President of the
Company.

On February 13, 2002, Michael Kauffman was appointed by the Board of Directors as President of the Company replacing Mr. Rosenburg. Mr. Charles resigned from the Board of Directors on this date.

On March 28, 2002, Rendal Williams was appointed by the Board of Directors to the positions of Secretary and Treasurer.

On April 8th, 2002, Silverado Stock transfer in Las Vegas, NV was appointed the Transfer Agent for the Company.

Item 7.  Financial Statements and Exhibits.

        (c) Exhibits.

        (3) Articles of Incorporation, as amended for Barrington Foods International, Inc., dated December 5, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly Authorized.

                                    Barrington Foods International, Inc.



May 13, 2002

                                        By: /s/ Rendal Williams
                                        -----------------------
                                                Rendal Williams
                                                Chairman